Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT
                                       FOR
                                 121 PORTAL LANE
                                 SEDONA, ARIZONA

                                TABLE OF CONTENTS

Purchase and Sale Agreement....................................................1

PRICE AND TERMS................................................................1

Section 1. Sale and Purchase ..................................................2

Section 2. Purchase Price: Earnest Money.......................................3

Section 3. Title Insurance.....................................................3

Section 4. Survey..............................................................4

Section 5. Due Diligence.......................................................4

Section 6. Prorations..........................................................4

Section 7. Representations and Warranties......................................5

Section 8. Close of Escrow.....................................................8

Section 9. "AS IS Condition."..................................................9

Section 10. Notices............................................................9

Section 11. Commissions.......................................................10

Section 12. Successors and Assigns............................................10

Section 13. Remedies..........................................................10

Section 14. Condemnation/Casualty.............................................11

Section 15. Inspections and Documents.........................................12

Section 16. Miscellaneous.....................................................12

                          PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement ("Agreement") is made with reference to the following definitions and terms, subject to such further qualifications as are expressly hereinafter set forth:

Name & Address                    121 Portal Lane
of Project:                       Sedona, Arizona

Agreement Date:                   October __, 2000  (to  be  completed  by Buyer
                                  only upon signing of this Agreement by Buyer which will sign this Agreement after each of the Sellers have signed it).

Buyer Notice Address:                  Name: ILX Resorts Incorporated,
                                             an Arizona corporation
                                    Address: 2111 E. Highland, Suite 210
                                             Phoenix, AZ 85016
                                  Telephone: (602) 957-2777
                                  Facsimile: (602) 957-2290

Seller Notice Address:                 Name: John L. Fox, M.D.
                                    Address: 1801 Champlin Drive, Apartment 1507
                                             Little Rock, AR 72223
                                  Telephone: (501) 821-7662
                                  Facsimile: (501) 821-7663

                                       Name: Carol Fox
                                    Address: P.O. Box 2093
                                             Sedona, AZ 86339
                                  Telephone: (520) 203-9921
                                  Facsimile: (520) 282-2010

PRICE AND TERMS

A. PURCHASE PRICE: $1,010,000.00 ("Purchase Price") payable by Buyer at closing in cash, by certified check or wire transfer of good funds.

B. OPENING OF ESCROW: That date on which Buyer deposits with Escrow Agent all originals of this Agreement fully executed by Buyer and Seller ("Opening of Escrow Date").

C. DUE DILIGENCE PERIOD: A period expiring 10 business days after the Opening of Escrow Date ("End of the Due Diligence Period").

D. CLOSING DATE (SEE ALSO SECTION 8.1): Thirty (30) business days after the end of the Due Diligence Period ("Closing Date").

E. PERSONAL PROPERTY: This Agreement includes all personal property owned by Seller located on the Property and used in the operation of the Property as of the Agreement Date.

F. ESCROW AGENT:
   Gene Keefover
   Capital Title Agency
   1725 W. Highway 89A, Suite D
   Sedona, AZ 86336
   Phone: (520) 282-6700
   Facsimile: (520) 204-2155

G. TITLE COMPANY: Capital Title Agency, Inc.

H. BROKERS (see Section 11).

SECTION 1. SALE AND PURCHASE.

     1.1 Property. Seller agrees to sell, convey and assign to Buyer and Buyer agrees to purchase and accept from Seller, for the Purchase Price and subject to the terms and conditions herein set forth, Seller's entire right, title and interest in and to the real Property legally described in Exhibit A attached hereto and further described below (collectively the "Property"). The Property includes all improvements of each and every kind located on the Property which is a part of the Property. All tangible and intangible personal property, including all equipment, trade name and telephone numbers, and contracts of any kind owned by Seller on the Closing Date and attached to or used in connection with the land or improvements and the ownership, maintenance or operation thereof (collectively the "Personal Property"). The two bronze statues located at the Property courtyards are included in Personal Property. Seller's office furniture, files, web-site, miscellaneous cleaning supplies and the items reflected on Exhibit B to this Agreement are not included in the Personal Property and such items shall be removed by Seller from the Property on or before the Closing Date.

     1.2 TITLE COMMITMENT. The sale of the Property is subject to matters shown in Schedule B, Section 2 of the Title Commitment of Capital Title Agency, Inc. ("Commitment") (see Section 3);; zoning laws, restrictions, and stipulations, subdivision regulations and other laws and ordinances regulating the use of or improvements to the Property.

SECTION 2. PURCHASE PRICE: EARNEST MONEY. The Purchase Price shall be paid as follows:

     2.1.EARNEST MONEY. Within one (1) business day of signing this Agreement by Buyer, it shall deliver to the Escrow Agent the sum of $70,000 as the earnest money deposit by cashier's check or federal wire transfer of funds payable to the Escrow Agent ("Earnest Money").

     2.2 ESCROW AGENT. The parties hereby designate Gene Keefover and Capital Title Agency, Inc. as the Escrow Agent and the Title Company, respectively. The Escrow Agent shall hold the Earnest Money in escrow, invest the same in an interest-bearing account, and pay or apply the same in accordance with the terms hereof.

     2.3 CLOSING FUNDS. The cash funds necessary to close escrow (plus or minus prorations and credits as expressly provided for in Section 6 below) shall be paid at Closing by Buyer in immediately available funds, by cashier's check or federal wire transfer to the Escrow Agent pursuant to instructions consistent with this Agreement.

     2.4 ESCROW AGENT DUTIES. The parties acknowledge that the Escrow Agent is acting solely as a stakesholder at their request and for their convenience; that the Escrow Agent shall not be deemed to be the agent of either of the parties; and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the scope or nature of Escrow Agent's duties hereunder. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

SECTION 3. TITLE INSURANCE.

     3.1 TITLE COMMITMENT. Buyer accepts the Commitment attached as Exhibit C to this Agreement.

     3.2 NO ADDITIONAL LIENS. Seller shall not place, permit, or cause to be placed any liens or encumbrances on the title to the Property from the date of this Agreement through Close of Escrow or thereafter. If Seller places, permits, or causes a lien or encumbrance on the Real Property, contrary to the provisions of this Agreement, which can be removed by the payment of money, Escrow Agent is hereby expressly authorized, directed, and instructed to pay such monies in order to remove the lien or encumbrance at Close of Escrow from monies otherwise payable to Seller at Close of Escrow, and the net proceeds otherwise available to Seller at Close of Escrow shall be reduced accordingly.

SECTION 4. SURVEY. No survey required.

SECTION 5. DUE DILIGENCE.

     5.1 DUE DILIGENCE PERIOD. Buyer shall have ten (10) business days after the Opening of Escrow Date to review and inspect the Property and accept or reject the Property for any reason whatsoever including but not limited to the Buyer arranging financing on terms solely acceptable to Buyer at its discretion.

     5.2 PHASE ONE ENVIRONMENTAL REPORT. During the first five (5) business days of the Due Diligence Period, Seller shall provide Buyer with an exact copy of the most recent Phase One Environmental Report prepared for the benefit of the Seller, if one exists.

     5.3 REAL  ESTATE  TAX  BILLS.  During  the  first  five (5) days of the Due
Diligence Period, Seller shall provide Buyer with exact copies of the most recent real estate tax bills.

SECTION 6. PRORATIONS.

     6.1 SETTLEMENT STATEMENT. Escrow Agent shall prepare a pro forma settlement statement and circulate same to the parties at least five (5) business days prior to the Closing Date reflecting all proposed prorations for mutual review by the parties.

     6.2 TAXES AND ASSESSMENTS. All real property taxes, if any, and all occupancy taxes, shall be prorated between the parties as of the Closing Date. For the tax year in which escrow closes, Seller shall be charged and Buyer shall be credited at the Close of Escrow with an amount equal to Seller's prorated share for such tax year (based on the number of days the Property is owned by Seller in such tax year) of all Property taxes applicable to the Property based upon the actual figures, and based on the most recent tax rate as then determined. If the actual real estate taxes are later determined to be different from those upon which the proration provided for herein was based, within thirty
(30) days following the written request of either party, Seller and Buyer shall subsequently adjust the difference with a reconciling payment to be made by one party to the other outside of escrow based upon the actual figures. Seller shall pay all assessments in full from its sales proceeds.

     6.3 ESCROW/TITLE/RECORDING FEES. All escrow fees and recording fees shall be shared equally by Buyer and Seller provided, however, Seller shall pay for the cost of recording the Warranty Deed. Seller shall pay all fees and premiums with respect to issuance of preliminary title reports, title insurance commitments and standard coverage owner's title insurance policy to be issued to Buyer. Subject to compliance at Buyer's expense with all additional requirements of Escrow Agent (subject to the good faith cooperation of Seller regarding such additional requirements), Buyer may request the issuance at Close of Escrow of an extended coverage owner's policy of title insurance in lieu of that to be provided by Seller hereunder. Buyer shall be responsible for any excess premium over standard coverage required for extended coverage title insurance, for the cost of all endorsements, and for any lender's policy of title insurance.

     6.4 DEDUCTIONS AND DEPOSITS. All closing costs and prorations otherwise payable by Seller shall be deducted from Seller's proceeds at Close of Escrow. Buyer agrees to deposit with Escrow Agent an amount in addition to the Purchase Price sufficient to pay all closing costs and prorations payable by Buyer hereunder. Seller shall be responsible to pay, and there shall be deducted from Seller's proceeds at the Close of Escrow, any and all prepayment penalties or other charges to pay off any existing loans on the Property.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

     7.1 BY BUYER. Buyer represents and warrants to Seller as follows:

          (a) Buyer, and each of the persons executing this Agreement on of Buyer, represent and warrant that (i) Buyer is a duly authorized and existing entity (e.g., corporation, partnership, limited liability company, or trust) in good standing; (ii) Buyer is qualified to do business in the State of Arizona;
(iii) Buyer has full right and authority to enter into this Agreement and to consummate the transactions contemplated herein; (iv) each of the persons executing this Agreement on behalf of Buyer is authorized to do so; and (v) this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms. Buyer will provide to Escrow Agent and Seller any documents reasonably required by Escrow Agent regarding Buyer's authority to enter into and close the transaction contemplated by this Agreement.

          (b) There are no legal or administrative proceedings pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would affect Buyer's legal authority or financial ability to comply with this Agreement and close the transaction described herein in accordance with the terms hereof.

          (c) Buyer has received from Seller a Flood Hazard Status Report in the form attached as Exhibit D to this Agreement. During the Due Period, Buyer shall investigate the floor hazard status. If Buyer does not terminate the Agreement on or before the end of the Due Diligence Period, Buyer shall have waived any claim arising out of the facts reflected on the Flood Hazard Status Report.

     7.2 BY SELLER. Seller represents and warrants to Buyer as follows:

          (a) Seller, and each of the persons executing this Agreement on behalf of Seller, represent and warrant that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms. Seller will provide to Escrow Agent and Buyer any documents reasonably required by Escrow Agent regarding Seller's authority to enter into and close the transaction contemplated by this Agreement.

          (b) Seller, to the best of its actual knowledge, without due diligence or further inquiry, represents and warrants to Buyer as follows:

               (i) Seller has received no notice of litigation, including any action of condemnation or eminent domain, or violations of law, that would run with the Property as of the Closing Date.

               (ii) There are no legal or administrative proceedings pending or, to the best of Seller's knowledge, threatened against or affecting Seller that would affect Seller's legal authority or financial ability to comply with this Agreement and close the transaction described herein in accordance with the terms hereof.

               (iii) Seller has not disposed of or stored on the Property or any part thereof any "hazardous material" as defined below. For purposes of this Agreement, "hazardous material" means and includes any petroleum product and any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, or any substance or compound containing PCB's, or any other hazardous, toxic or dangerous waste, substance or material. Seller is not aware of any environmental issues which are not disclosed in the Property condition report.

                    Seller hereby indemnifies Buyer and agrees to pay, defend, and hold Buyer harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses, and claims of any and every kind whatsoever, including reasonable attorneys' fees paid, incurred or suffered by, or asserted against, Buyer for, with respect to, or as a direct or indirect result of, the presence on or under the Property, as of Close of Escrow, of any hazardous material, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Property into or upon any land, the atmosphere, or any watercourse, body of water, or wetland of any hazardous material present on the Property as of Close of Escrow, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous material.

               (iv) Through the Close of Escrow, Seller shall maintain property and casualty insurance in force on the Property with policy limits of at least One Million Dollars ($1,000,000.00).

               (v) Except as disclosed to Buyer in writing, Seller does not have knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted, or planned to be instituted, which would materially affect the use and operation of the Property for its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property. Specifically excluded from this representation is a "shared parking" license currently in existence between Seller and Buyer without which the Property may not have sufficient parking to satisfy City of Sedona parking requirements.

               (vi) At the time of Close of Escrow, there will be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for and Seller shall cause to be discharged all mechanics' or materialmens' liens arising from any labor or materials furnished to the Property prior to the time of Close of Escrow other than those relating to obligations of Buyer hereunder.

               (vii) Seller will make available to Buyer at Seller's address indicated on page 1 hereof all of Seller's files and records relating to the Property.

               (viii) There are no sites of historical or archaeological importance on the Property that in any way would impede, curtail, limit, or restrict the development of the Property.

               (ix) The only lease on the Property is a lease with "Said" ("Said Lease"), a true and accurate copy of which is attached to this Agreement as Exhibit E. Within five (5) business days after the Opening of Escrow Date, Seller shall provide a fully-signed Said Lease to Buyer. So long as this Agreement has not been terminated, Seller shall not (a) amend, waive any default under, or in any way change the Said Lease or (b) enter into any new lease with a tenant on the Property.

     7.3. SURVIVAL. All representations, warranties and indemnifications given by either party hereto under this Agreement are true on and as of the date so made, will be true in all material respects as of the Close of Escrow and shall survive the Close of Escrow and execution, delivery and recordation of the Warranty Deed. In the event that any representation or warranty is untrue, the other party shall have all rights and remedies available at law, in equity or as provided in this Agreement.

SECTION 8. CLOSE OF ESCROW.

     8.1 DOCUMENTS. Buyer and Seller shall pay all monies, execute and deposit all documents, and complete all other obligations required hereunder in order to consummate the purchase and sale of the Property on or before the Closing Date. On the Closing Date, as a condition of Closing, Escrow Agent shall record, or cause to be recorded, all necessary documents, issue its policy of title insurance, and otherwise accomplish the provisions hereof so as to close the transaction contemplated hereby (herein sometimes referred to alternatively as the "Closing," or "Close of Escrow"). At the Closing, Seller shall deliver or cause to be delivered the following properly executed and (where required) acknowledged documents:

          8.1.1 A Warranty Deed for the Property in the Arizona statutory form, subject only to (i) the title exceptions reflected in Schedule B, Section 2 of Exhibit B to this Agreement; and (ii) the Said Lease.

          8.1.2 A Bill of Sale for the Personal Property in the standard Capital Title form.

          8.1.3 A Certification of Non-Foreign Status stating, under penalty of perjury, that Seller is not a "foreign person" as that term is defined in
Section 1445 of the Internal Revenue Code of 1986, as amended.

     8.2 FUNDS. At the Closing, Buyer shall deliver or cause to be delivered funds sufficient to close the transaction contemplated hereby, by cashier's check or federal wire transfer of funds to Escrow Agent pursuant to instructions given by Escrow Agent.

     8.3 OTHER DOCUMENTS. The parties shall tender at the Closing such other documents as may be reasonably necessary or appropriate to complete the Closing.

     8.4 RECORDATION. All of the above documents will be delivered to Escrow Agent as closing agent, which shall record the documents to be recorded, deliver to Seller by cashier's check or wire transfer Seller's proceeds of Closing, and deliver the documents which are not to be recorded, only when the Title Company is prepared to issue to Buyer the Owner's Title Policy subject only to the Permitted Exceptions.

     8.5 POSSESSION. Upon recording of the Warranty Deed, Seller shall deliver to Buyer possession of the Property, subject only to the Permitted Exceptions.

     8.6 FURTHER ACTS. In addition to the acts and agreements of Buyer and Seller described herein, Buyer and Seller shall perform, execute and deliver or cause to be performed, executed and delivered any and all further acts and agreements as Escrow Agent may reasonably request to consummate the transaction contemplated herein. This provision shall survive the Closing.

SECTION 9. "AS IS CONDITION." Buyer shall accept the Property in an "AS IS" condition as long as the Property is in the same condition at the Closing as at the end of the Due Diligence Period.

SECTION 10. NOTICES. Any notice required or permitted to be given under this Agreement must be in writing and given by (a) facsimile transmission; (b) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (c) delivering same in person to such party; or (d) depositing same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service, notice shall be deemed effective when delivered; in the event of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt). For purposes of notice, the addresses of the parties shall be as follows:

         If to Buyer, to:                   The address shown on Page 1 hereof

         With a copy to:                    Al Spector, Esq.
                                            Spector Law Offices, P.C.
                                            6900 E. Camelback Road, Suite 640
                                            Scottsdale, AZ 85251
                                            Telephone: (480) 941-0221
                                            Facsimile: (480) 990-9093

         If to Seller, to:                  The address shown on Page 1 hereof

         With a copy to:                    Adrienne C. Hanley, Esq.
                                            Frankel & Hanley, PPLC
                                            2155 West Highway 89A, Suite 202
                                            Sedona, AZ 86336
                                            Telephone: (520) 282-4511
                                            Facsimile: (520) 282-4748

From time to time, either party may designate another or additional addresses for all purposes of this Agreement by giving the other party no less than three
(3) business days' advance notice of such change of address in accordance with the notice provisions hereof.

SECTION 11. COMMISSIONS. Buyer and Seller each represent to the other that each has not retained any real estate broker or any party entitled to a commission or broker's fee in connection with the sale of the Property by Seller to Buyer, and Buyer and Seller each agree to indemnify, protect, defend and hold the other harmless for, from and against any expense, including, without limitation, attorneys' and accountants' fees, claims, actions, suits or demands for payment of any commission, finder's fee or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained. Notwithstanding anything in this Agreement to the contrary, the representations and indemnities set forth in this paragraph shall survive any termination of this Agreement.

SECTION 12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, Buyer shall have the right, without the consent of Seller, to assign its rights under this Agreement to any corporation, partnership, or entity controlling, controlled by, or under common control with Buyer, or in which Buyer is a partner or member (which right shall include, but not be limited to, the right to designate any such corporation, partnership, or entity as the party to take title to the Property upon Close of Escrow). Upon any such assignment or designation, the corporation, partnership, or other entity to which such rights are assigned (or which is designated to take title to the Property) shall succeed to all of Buyer's rights and obligations, and from the date of Buyer's written notice to Seller of such assignment or designation, all references in this Agreement to Buyer shall be deemed thereafter to be references to such corporation, partnership, or other entity. Any other assignment of Buyer's interest herein shall be subject to the prior written approval of Seller, which approval shall not be unreasonably withheld.

SECTION 13. REMEDIES.

     13.1 BUYER DEFAULT. If Buyer fails for any reason to close the transaction described herein or otherwise defaults in the payment or performance of any obligation set forth herein, Seller shall give Buyer written notice of the default. If Buyer has not completely cured the default within ten (10) business days after the date of Seller's notice, then Seller shall have the right to terminate this Agreement by giving Buyer and the Escrow Agent written notice thereof, in which event Seller shall be entitled to retain, as Seller's sole and exclusive remedy, as liquidated damages, and not as a penalty, the Earnest Money and all interest earned thereon; such amounts shall be released from escrow and delivered immediately to Seller by the Escrow Agent without further instruction from Seller or Buyer, and neither party shall have any further obligation whatsoever to the other. Seller and Buyer acknowledge and agree that Seller's damages in the event of any such default or breach by Buyer would be difficult or impossible to determine and that under the circumstances existing on the Contract Date, the amount of the Earnest Money and interest thereon is the best and most accurate estimate by the parties of the damages that Seller would suffer in the event of any such default or breach.

     13.2 SELLER DEFAULT. If Seller fails to perform any of its obligations or agreements hereunder, Buyer shall give Seller written notice of the default. If Seller has not completely cured the default within ten (10) business days after the date of Buyer's notice, then Buyer may (i) terminate this Agreement by notifying Seller thereof, in which event the Earnest Money and all interest earned thereon shall be returned to Buyer; or (ii) bring legal action to enforce specific performance of this Agreement.

     13.3 NO FURTHER DUTIES. If Buyer terminates this Agreement pursuant to a right granted to Buyer under this Agreement, neither party hereto shall have any further rights, duties or obligations hereunder (except as otherwise expressly provided in this Agreement) and the Earnest Money and all interest earned thereon shall be returned by Escrow Agent to Buyer.

     13.4 POST CLOSING DEFAULT. In the event that after Closing a party ("Defaulting Party") breaches an obligation hereunder which is expressly stated herein to survive Closing, the Defaulting Party shall be liable to the other party ("Non-Defaulting Party") for the damages incurred by the Non-Defaulting Party as a result of such breach.

SECTION 14. CONDEMNATION/CASUALTY.

     14.1 CONDEMNATION. In the event that all or any Substantial Portion (as defined in Section 14.3 below) of the Property is condemned or taken by eminent domain prior to Closing or conveyed in lieu thereof, Seller shall give Buyer written notice thereof and Buyer may, at its option, either (i) terminate this Agreement by written notice thereof to Seller within ten (10) business days after Seller notifies Buyer of such condemnation or conveyance; or (ii) proceed to close the purchase of the Property pursuant to the terms hereof. If Buyer elects option (i) above, Buyer shall receive an immediate refund of the Earnest Money and all interest earned thereon. If Buyer elects option (ii) above, Buyer shall receive the condemnation proceeds or a reduction in the Purchase Price of an equal amount. In the event Buyer fails to timely deliver written notice of termination as described in option (i) above, Buyer shall be deemed to have elected option (ii) above.

     14.2 CASUALTY. In the event that all or any Substantial Portion of the Property is damaged or destroyed by fire or other casualty prior to Closing, Buyer may, at its option, either (i) terminate this Agreement by written notice thereof to Seller within ten (10) business days after Seller notifies Buyer of the casualty; or (ii) proceed to close the purchase of the Property pursuant to the terms hereof. If Buyer elects option (i) above, Buyer shall receive a refund of the Earnest Money and all interest earned thereon. If Buyer elects option
(ii) above, Seller shall deliver to Buyer at the Closing all insurance proceeds actually received by Seller arising from such casualty and attributable to the Property and/or assign to Buyer all of Seller's right, title and interest in any claim under any applicable insurance policies with respect to such casualty, there shall be no reduction in the Purchase Price and Seller shall cooperate with Buyer in its efforts to be paid insurance proceeds. In the event Buyer fails to timely deliver written notice of termination as described in option (i) above, Buyer shall be deemed to have elected option (ii) above.

     14.3 SUBSTANTIAL PORTION. For purposes of this Section 14, a Substantial Portion of the Property shall mean any taking or casualty loss which decreases the value of the Property by Fifty Thousand Dollars ($50,000.00) or more ("Substantial Portion"). If, within ten (10) business days after Seller's notice to Buyer described above, Seller and Buyer are unable to reasonably agree after good faith efforts upon whether the taking or casualty loss involves a Substantial Portion of the Property, then this Agreement shall be deemed null and void and the Earnest Money and all interest thereon shall be refunded to Buyer.

SECTION 15. INSPECTIONS AND DOCUMENTS.

     15.1. ACCESS. Buyer has had and shall continue to have, during the entire term of this Agreement, access to (i) all information Buyer is entitled to hereunder; and (ii) the Property for purposes of inspections and investigations of the Property. Seller agrees it will not make or cause to be made any material changes to the Property after such inspection. Notwithstanding the foregoing, Buyer and its agents shall not disrupt the operation of the Property. Buyer shall defend and indemnify Seller from, for, and against any loss, cost or liability which may arise or result from any activities of Buyer or its agents on or with respect to the Property, except to the extent caused by Seller's negligence or willful misconduct.

     15.2. INFORMATION. Within three (3) days after the Opening of Escrow Date, Seller shall allow Buyer to inspect and copy any and all information, data, documents, and other materials in Seller's possession or reasonably available to Seller relating to the Property including all reports, engineering and/or survey work, preliminary and final plats relating to the Property, all land use planning and marketing information pertaining to the Property, and all contractor's bids and cost estimates pertaining to the Property. Seller shall deliver the original and all copies of the information, data, documents, and materials in Seller's possession to Buyer at Close of Escrow and Seller's interest in them shall pass to Buyer as of Close of Escrow.

SECTION 16. MISCELLANEOUS.

     16.1. ENTIRE AGREEMENT. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property and no modification hereof or subsequent agreement relating to the subject matter hereof shall be binding on either party unless in writing and signed by the party or parties to be bound.

     16.2 REVIEW BY COUNSEL. Each party acknowledges that it and its counsel have reviewed this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     16.3 CONTINUING VALIDITY. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     16.4 ATTORNEYS FEES. Should either party employ an attorney to enforce any of the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

     16.5 LAW AND VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona. Exclusive jurisdiction shall be the Coconino County Superior Court.

     16.6 TIME OF ESSENCE. Time is of the essence in the performance of each party's obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.



BUYER:                                        SELLER:
                                              Carol Fox
ILX RESORTS INCORPORATED                      Tax ID:
                                              Date:

----------------------------------
By: Joseph P. Martori
Its: Chairman of the Board                    John L. Fox
                                              Tax I.D.:
Date: October ____, 2000                      Date:

ESCROW AGENT:

Received this _______ day of , 2000 Escrow Agent hereby agrees to be bound by the provisions hereof applicable to Escrow Agent, and to perform Escrow Agent's obligations as set forth herein.

                                        CAPITAL TITLE AGENCY, INC.

                                        ----------------------------------------
                                        By: Gene Keefover
                                        Title: _________________________________